CONSTELLATION DEFERRED COMPENSATION PLAN (Effective February 1, 2022)

CONSTELLATION DEFERRED COMPENSATION PLAN (Effective February 1, 2022) ARTICLE I. Plan Merger; Purpose Constellation Energy Corporation, a Pennsylvania corporation (the “Company”), hereby establishes this Constellation Deferred Compensation Plan (the “Plan”). The purpose of the Plan is to restore to a select group of management or highly compensated employees (within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Department of Labor Regulation 29 CFR § 2520.104-23) the benefits that would be paid under any 401(k) Plan sponsored by the Company or any Subsidiary that sponsors such a plan for the benefit of its employees but for the application of any of the Limitations, to provide for payment of deferred compensation to such employees, and to provide uniform rules and regulations of plan administration. This Plan shall be effective as of the date on which shares of common stock of the Company are distributed to the stockholders of Exelon Corporation (“Exelon,” and such date, the “Effective Date”) pursuant to the Separation Agreement between the Company and Exelon, entered into in connection with such distribution (the “Separation Agreement”). ARTICLE II. Definitions All capitalized terms used herein shall have the respective meanings set forth in Article I or below: (a) “Compensation” means, with respect to any Participant, such Participant’s compensation taken into account under the Participant’s 401(k) Plan for the Plan Year, except that the dollar limitation imposed on tax-qualified plans under section 401(a)(17) of the Code shall not apply. (b) “Eligible Employee” means, for any Plan Year, an individual who is an active employee of an Employer that has adopted the Plan, has been notified of his or her eligibility to participate in the Plan and who is either of the following, in each case as determined by the Plan Administrator: (i) an executive of an Employer; or (ii) a key manager of an Employer.

3 In connection with the Spin-Off and pursuant to the terms of the Employee Matters Agreement, each employee of the Company or its Subsidiaries who was participating in the Exelon Plan as of the Effective Date shall automatically become an Eligible Employee as of the Effective Date. (c) “Employee Matters Agreement” means the Employee Matters Agreement between the Company and Exelon, entered into in connection with the Spin-Off. (d) “Employer” means the Company or any Subsidiary that, with the consent of the Company, has adopted the Plan. (e) “Exelon Plan” means the Exelon Corporation Deferred Compensation Plan as of the Effective Date. (f) “401(k) Plan” means, with respect to any Participant, the Constellation Employee Savings Plan or such other tax-qualified defined contribution plan adopted by the Participant’s Employer which contains a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code). (g) “Matching Contribution Account” means the bookkeeping account established on behalf of a Participant pursuant to Section 5.2. (h) “Participant” means an individual who has satisfied the participation requirements of Section 3.1 and has not terminated participation in the Plan pursuant to Section 3.2. (i) “Plan Administrator” means the individual or institution described in Section 8.1. (j) “Plan Year” means the calendar year. (k) “Retirement Account” means the bookkeeping account established on behalf of a Participant pursuant to Section 5.1. (l) “Retirement Age” shall mean a Participant’s separation from service with the Employers either (i) on or after attainment of age 60 or (ii) on or after attainment of age 50 and completion of at least ten years of service with the Employers, taking into account service with Exelon and its subsidiaries prior to the Spin-Off. (m) “Spin-Off” shall mean the distribution of shares of common stock of the Company to the stockholders of Exelon pursuant to the Separation Agreement. (n) “Subsidiary” means a corporation in which the Company owns, directly or indirectly, at least 50% of the combined voting power of all classes of stock entitled to vote.

4 ARTICLE III. Eligibility and Participation 3.1 Commencement of Participation. Any Eligible Employee may, by filing an election in accordance with Article IV, become a Participant as of the effective date of such election. All Constellation Employees, as defined in the Employee Matters Agreement, who were participants in the Exelon Plan immediately prior to the Effective Date shall automatically be Participants in this Plan as of the Effective Date, and all elections made by such Constellation Employees under the Exelon Plan shall automatically apply to this Plan unless and until such elections are modified after the Effective Date. 3.2 Termination of Participation. Each Participant shall remain a Participant until such individual receives a distribution of the entire balance of his or her accounts hereunder. ARTICLE IV. Elections 4.1 Excess 401(k) Contributions Election. An individual who is an Eligible Employee with respect to a Plan Year may elect, in the manner specified by the Plan Administrator, to defer receipt of his or her Compensation in an amount equal to the amount by which his or her pre-tax contributions to the 401(k) Plan for such Plan Year would exceed one or more of the Limitations if such contributions were made to the 401(k) Plan pursuant to the elections in effect thereunder with respect to such employee as of the first day of such Plan Year but without regard to such Limitations. An election under this Section 4.1 shall apply only with respect to Compensation earned after the effective date of the election and the date on which the employee’s before-tax contributions to the 401(k) Plan relating to such Compensation would exceed one or more of the Limitations. Any changes to a Participant’s election under the 401(k) Plan during a Plan Year shall not affect the calculation of the amounts deferred with respect to such Plan Year pursuant to this Section 4.1. 4.2 Election Due Dates. An election under this Article IV shall be made (i) with respect to the Plan Year in which an Eligible Employee first becomes eligible to participate in the Plan, no later than 30 days after such individual becomes so eligible, and (ii) with respect to any other Plan Year, at such time as the Plan Administrator shall designate, provided that (A) each election to defer performance-based compensation, within the meaning of section 409A of the Code, that is based on a performance period of at least 12 months, shall be made not later than six months before the last day of the applicable performance period and before such compensation has become both substantially certain to be paid and readily ascertainable and (B) each election to defer any compensation other than performance-based compensation described in clause (A) shall be made not later than December 31 of the calendar year preceding the year in which any amount subject to such election is earned, or such other time determined by the Plan Administrator in accordance with interpretive guidance issued by the U.S. Treasury Department under section 409A of the Code.

5 4.3 Irrevocability/Effect of Elections. An election under this Article IV with respect to any Plan Year shall be irrevocable, except as otherwise provided herein or as determined by the Plan Administrator in accordance with interpretive guidance issued by the U.S. Treasury Department under section 409A of the Code. Any election under this Article IV shall authorize the Participant’s Employer to reduce the compensation otherwise payable to the Participant in a manner consistent with such election. 4.4 Spin-Off. (a) As of the Effective Date, the Company and the Plan shall assume all liabilities under the Exelon Plan for any benefits under such plan of all Constellation Employees, as defined in the Employee Matters Agreement, who participated in the Exelon Plan immediately prior to the Spin-Off, and such benefits shall be administered and paid under the terms of this Plan. All deferral, investment and distribution elections made by such Participants under the Exelon Plan with respect to any Plan Year prior to the Effective Date and the Plan Year in which the Effective Date occurs will continue to apply and shall be administered under this Plan; provided that to the extent a Participant’s account is invested in notional shares of Exelon common stock, then (i) such Participant’s account shall be credited with a number of notional shares of Company common stock equal to the number of shares of Company common stock that would have been distributed to the Participant if the notional shares of Exelon common stock held in the Participant’s account had been issued and outstanding and (ii) the notional shares of Exelon common stock credited to such Participant’s account shall be deemed to have been sold as of the Effective Date, based on the value of such shares as of the Effective Date, and reinvested in the default investment fund maintained under the Plan. (b) As of the Effective Date, the Plan shall assume and honor the terms of all domestic relations orders in effect under the Exelon Plan in respect of all Constellation Employees who participated in the Exelon Plan immediately prior to the Spin-Off. ARTICLE V. Accounts 5.1 Retirement Accounts. A Retirement Account shall be established on the books of the Company and each Subsidiary in the name and on behalf of each Participant who is an Eligible Employee of such Subsidiary. A Participant’s Retirement Account shall be credited with (a) the amounts deferred by such individual pursuant to his or her elections under Article IV, as of the respective dates such amounts would have been paid to the Participant but for such elections, and (b) an amount equal to the aggregate amounts credited to such Participant’s deferred compensation accounts under the Plan immediately prior to the Spin-Off. 5.2 Matching Contribution Accounts. A Matching Contribution Account shall be established on the books of the Company and each Subsidiary in the name and on behalf of each Participant who is an Eligible Employee of such Subsidiary who has made an election under Section 4.1. The Matching Contribution Account of a Participant who has filed an election pursuant to Section 4.1 for a Plan Year shall be credited with an amount equal to the amount by which the Participant’s matching contributions (as defined in section 401(m)(4)(A)(ii) of the

6 Code) to the 401(k) Plan for such Plan Year would have exceeded one or more of the Limitations if such contributions were made to the 401(k) Plan pursuant to the elections in effect thereunder for such Participant as of the first day of such Plan Year but without regard to such Limitations. Such amounts shall be credited to the Participant’s Matching Contribution Account as of the respective dates the related amounts would have been credited to the Participant’s matching contributions account under the 401(k) Plan. Any changes to a Participant’s election under the 401(k) Plan during a Plan Year shall not affect the calculation of the amounts credited to the Participant’s Matching Contribution Account with respect to such Plan Year pursuant to this Section 5.2, except as may be determined by the Plan Administrator in accordance with interpretive guidance issued by the U.S. Treasury Department under section 409A of the Code. The amounts credited to a Participant’s Matching Contribution Account shall be credited as notional shares of Company common stock valued as of the date on which such amounts are credited. 5.3 Vesting. Amounts credited to a Participant’s Retirement Account and Matching Contribution Account pursuant to the terms of the Plan shall be fully vested and not subject to forfeiture for any reason. 5.4 Earnings Elections. Each Participant’s Retirement Account shall be divided into separate subaccounts with respect to each earnings election made by such Participant pursuant to this Section 5.4. (a) Investment Benchmarks. The Plan Administrator shall from time to time designate two or more investment benchmarks, the rates of return or loss of which, based upon a Participant’s earnings elections, shall be used to determine the rate of return or loss to be credited to the subaccounts established within the Participant’s Retirement Account pursuant to this Section 5.4. A Participant’s earnings election shall specify the percentages of the Participant’s Retirement Account allocated to the subaccounts with respect to each investment benchmark selected by the Participant in whole percentages. The investment benchmark for any Matching Contribution Account shall be the Constellation Stock Fund under the Constellation Employee Savings Plan or such other qualified defined contribution plan containing a qualified cash or deferred arrangement as may be maintained by the Company. The Company may in its discretion, but need not, actually invest assets of the Employers in accordance with the Participant’s earnings elections. (b) Timing of Earnings Elections. Upon the commencement of participation in the Plan, each Participant shall designate, in the manner specified by the Plan Administrator, the whole percentage of the Participant’s Retirement Account balance to be invested in each investment benchmark. Thereafter, a Participant may change his or her earnings election with respect to his or her Retirement Account at the times and in the manner specified by the Plan Administrator. A revised earnings election shall specify whether it applies to the then-balance of a Participant’s Retirement Account, to the future amounts credited to the Participant’s Retirement Account pursuant to Section 5.1, or both. No Participant shall be entitled to make an earnings election with respect to amounts credited to the Participant’s Matching Contribution Account.

7 ARTICLE VI. Distributions 6.1 Form of Distributions. (a) Each Participant who separates from service prior to attaining Retirement Age, shall receive payment of his or her account balances hereunder in a single lump sum. (b) Each Participant who separates from service upon or after attaining Retirement Age may elect to receive payment of his or her account balances hereunder (together with his or her account balance under the Constellation Energy Corporation Stock Deferral Plan) in one of the following forms by filing an election in the manner specified by the Plan Administrator: (i) a lump sum; or (ii) a series of annual installments over a period of up to 15 years. Notwithstanding the foregoing, if the aggregate balance of the Participant’s accounts hereunder does not exceed $25,000 as of the date of the Participant’s separation from service or any subsequent Valuation Date (as defined below), such Participant’s benefit hereunder shall be distributed in a lump sum. 6.2 Timing of Distributions. (a) Except as otherwise provided in Section 6.2(b), Section 6.3 or Section 6.4, the balance of a Participant’s accounts hereunder (together with his or her account balance under the Constellation Energy Corporation Stock Deferral Plan) shall be paid or commence to be paid in accordance with Section 6.1 as of the calendar quarter immediately following the date that is six months following the date on which the Participant separates from service, within the meaning of section 409A of the Code. In the case of a Participant who has elected annual installment payments, the remaining annual installments shall be paid as soon as practicable after April 1 of the calendar year following the calendar year in which the first such payment is made, and as soon as practicable, following each succeeding April 1. The amount of each installment payment shall be determined by dividing the balance of the Participant’s accounts hereunder as of the April 1, or if such April 1 is not a business day, as of the first business day preceding such April 1, (the “Valuation Date”) preceding such payment by the total number of installment payments remaining in the installment period elected by the Participant. (b) Notwithstanding Section 6.2(a), each Participant shall have a single opportunity to defer the date on which such Participant’s accounts shall be paid or commence; provided, however, that in accordance with Section 409A of the Code (i) no such deferred payment election shall become effective until the first anniversary of the date such deferred payment election is made, (ii) no deferred payment election shall be effective if the Participant is scheduled, pursuant to Section 6.2(a), to receive or begin receiving payments within one year after the date such deferred payment election is made and (iii) such deferred payment election provides for payments to the Participant to be made or begin at least five years later than the date on which such distribution was previously scheduled to be made or begin pursuant to Section

8 6.2(a). In the event such a deferred payment election does not become effective, the time and manner of payment of such Participant’s accounts shall be governed by Section 6.2(a). 6.3 Hardship Withdrawals. Notwithstanding the provisions of Section 6.1, a Participant who is an active employee of the Company or a Subsidiary may request a withdrawal from his or her accounts hereunder of an amount that is reasonably necessary to satisfy an Unforeseeable Financial Emergency. For purposes of the Plan, an “Unforeseeable Financial Emergency” shall mean (i) a severe financial hardship to a Participant resulting from an illness or accident of the Participant, or the spouse or a dependent (as defined in section 152(a) of the Code) of the Participant, (ii) the loss of a Participant’s property due to casualty or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, within the meaning of section 409A of the Code. A Participant’s written request for such a payment shall describe the circumstances which the Participant believes justify the payment and an estimate of the amount necessary to eliminate the Unforeseeable Financial Emergency. The Plan Administrator will have the authority to grant or deny any such request. A payment shall not be made pursuant to this Section to the extent the Unforeseeable Financial Emergency may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause a severe financial hardship, or by the cessation of deferrals under the Plan. A payment pursuant to this Section 6.3 may not exceed the amount necessary to meet such financial need (including amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the payment). Amounts withdrawn under this Section 6.3 shall be withdrawn pro-rata from the Participant’s Retirement Account and Matching Contribution Account, and thereafter from each subaccount established pursuant to the Participant’s investment benchmark elections. The elections under Article IV of any Participant who receives a hardship withdrawal under this Section 6.3 shall be suspended for the remaining portion of the Plan Year in which the withdrawal occurred and the Plan Year immediately thereafter. 6.4 Distributions in the Event of Death. If a Participant’s employment is terminated on account of the Participant’s death or the Participant dies after terminating employment but before distribution of his or her account balances hereunder has commenced, the balance of such accounts shall be distributed to the Participant’s beneficiary determined pursuant to Section 6.5 in a single lump sum as soon as practicable following the Valuation Date of the calendar year next following the Participant’s death. If a Participant dies after installment distributions have commenced, such installment distributions shall continue, for the balance of the installment period previously elected by the Participant, to the Participant’s beneficiary determined pursuant to Section 6.5. 6.5 Beneficiaries. A Participant shall have the right to designate a beneficiary or beneficiaries and to amend or revoke such beneficiary designation at any time, in writing delivered to the Plan Administrator. Any such designation, amendment or revocation shall be effective upon receipt by the Plan Administrator. If a Participant does not designate a beneficiary under this Plan, or if no designated beneficiary survives the Participant, the Participant’s estate shall be deemed to be the Participant’s beneficiary hereunder.

9 6.6 Timing of Distribution Elections; Default Elections. A distribution election under Section 6.1 shall be made concurrently with such Participant’s initial deferral election under the Plan, or at such other time or times determined by the Plan Administrator in accordance with interpretive guidance issued by the U.S. Treasury Department under section 409A of the Code. If a Participant does not have a timely distribution election on file with the Plan Administrator, his or her accounts hereunder will be distributed in a lump sum. 6.7 Withholding. The Company may withhold from any amounts payable under this Plan or otherwise payable to a Participant or beneficiary any taxes the Company determines to be appropriate under applicable law and may report all such amounts payable to such authority in accordance with any applicable law or regulation. In addition, the Company may adjust the timing of any payment under this Plan consistent with the tax treatment of such payment including, without limitation, to comply with Section 409A of the Code. 6.8 Facility of Payment. Whenever and as often as any Participant entitled to payments under the Plan shall be incompetent or, in the opinion of the Plan Administrator would fail to derive benefit from distribution of funds under the Plan, the Plan Administrator, in its sole and exclusive discretion, may direct that any or all payments hereunder be made (a) directly to or for the benefit of such Participant, (b) to the Participant’s legal guardian or conservator; or (c) to relatives of the Participant. The decision of the Plan Administrator in such matters shall be final, binding and conclusive upon the Employers, the Participant and every other person or party interested or concerned. The Employers and the Plan Administrator shall not be under any duty to see to the proper application of such payments made to a Participant, conservator, guardian or relatives of a Participant. ARTICLE VII. Application of ERISA, Funding 7.1 Application of ERISA. Amounts deferred pursuant to any election made under the Plan are intended to constitute an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and Department of Labor Regulation § 2520.104-23. 7.2 Funding. The Plan shall not be a funded plan, and neither the Company nor any Subsidiary shall be under any obligation to set aside any funds for the purpose of making payments under this Plan. Any payments hereunder shall be made out of the general assets of the Employers and no Participant or beneficiary shall have any right to any specific assets. 7.3 Trust. The Company may, but is not required to establish a trust for the purpose of administering assets of the Company and the Subsidiaries to be used for the purpose of satisfying their obligations under the Plan. Any such trust shall be established in such manner so as to be a “grantor trust” of which the Company is the grantor, within the meaning of section 671 et. seq. of the Code. The existence of any such trust shall not relieve the Company or any Subsidiary of their liabilities under the Plan, but the obligation of the Employers under the Plan shall be deemed satisfied to the extent paid from the trust.

10 ARTICLE VIII. Administration 8.1 Plan Administrator. The Plan shall be administered by the Director, Benefits of the Company (the “Plan Administrator”), or such other individual or individuals as may be designated by the Company. The Plan Administrator has the sole and absolute power and authority to interpret and apply the provisions of this Plan to a particular circumstance, make all factual and legal determinations, construe uncertain or disputed terms and make eligibility and benefit determinations in such manner and to such extent as the Plan Administrator in his or her sole discretion may determine. Benefits under the Plan will be paid only if the Plan Administrator decides, in his or her discretion, that an individual is entitled to such benefits. The Plan Administrator has the authority to delegate any of his or her duties or responsibilities. 8.2 Claims Procedure. In accordance with the regulations of the U.S. Department of Labor, the Company shall (i) provide adequate notice in writing to any Participant or beneficiary whose claim for benefits is denied, setting forth the specific reasons for such denial and written in a manner calculated to be understood by such Participant or beneficiary and (ii) afford a reasonable opportunity to any Participant or beneficiary whose claim for benefits has been denied for a full and fair review by the Company’s Vice President, Benefits of the decision denying the claim. 8.3 Expenses. All costs and expenses incurred in administering the Plan, including the expenses of the Plan Administrator, the fees of counsel and any agents of the Plan Administrator and other administrative expenses shall be paid by the Employers. The Plan Administrator, in its sole discretion, having regard to the nature of a particular expense, shall determine the portion of such expense to be borne by a particular Employer. 8.4 Indemnification. Neither the Plan Administrator nor any officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his or her own willful misconduct or bad faith, and the Company shall indemnify and hold harmless such Plan Administrator, officers and employees from and against all claims, losses, damages, causes of action and expenses, including reasonable attorney fees and court costs, incurred in connection with such interpretation and administration of the Plan. ARTICLE IX. Amendment and Termination The Company intends to maintain the Plan indefinitely. However, the Plan, or any provision thereof, may be amended, modified or terminated at any time by action of its Chief Human Resources Officer or such other senior officer to whom the Company has delegated amendment authority (without regard to any limitations imposed on such powers by the Code or ERISA), except that no such amendment or termination shall (i) reduce or cancel the amount credited to the accounts of any Participant hereunder immediately prior to the date of such amendment or termination or (ii) cause an acceleration or other change in a payment under the

11 Plan that would result in penalties under section 409A of the Code. Upon the termination of the Plan, all account balances hereunder shall continue to be paid to Participants or their beneficiaries pursuant to the terms of the Plan and each Participant’s distribution election in effect; provided, however, that if the Plan is terminated in connection with a Change in Control Event, within the meaning of regulations or other guidance promulgated under section 409A of the Code, the Chief Human Resources Officer of the Company or such other senior officer to whom the Company has delegated amendment authority may elect, in his or her sole discretion, to pay out all accounts to Participants and beneficiaries within 12 months after the occurrence of such Change in Control Event. ARTICLE X. Miscellaneous 10.1 FICA Taxes. For each calendar year in which a Participant’s Compensation is reduced pursuant to this Plan, his or her Employer shall withhold from the Participant’s compensation which is not deferred pursuant to an election made hereunder the taxes imposed under section 3121 of the Code in respect of amounts credited to the Participant’s accounts hereunder for such year. 10.2 Nonassignment of Benefits. Notwithstanding anything contained in any 401(k) Plan to the contrary, it shall be a condition of the payment of benefits under this Plan that neither such benefits nor any portion thereof shall be assigned, alienated or transferred to any person voluntarily or by operation of any law, including any assignment, division or awarding of property under state domestic relations law (including community property law). Any such attempted or purported assignment, alienation or transfer shall be void. 10.3 No Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between any Employer and any employee or as conferring a right on any employee to be continued in the employment of any Employer, or as a limitation of the right of an Employer to discharge any of its employees, with or without cause. 10.4 Adoption/Withdrawal by Subsidiaries. Any Subsidiary may, with the consent of the Company, adopt the Plan for the benefit of its employees who are Eligible Employees by delivery to the Company of a resolution of its board of directors or duly authorized committee to such effect, which resolution shall specify the date for which this Plan shall be effective with respect to the employees of such Subsidiary who are Eligible Employees. A Subsidiary may terminate its participation in the Plan at any time by giving written notice to the Company and the Plan Administrator. Upon such a withdrawal, the Plan Administrator shall transfer the benefits of such Participants under this Plan with respect to such Subsidiary directly to such Subsidiary at which time the remaining Employers shall have no further responsibility in respect of such amounts. 10.5 Gender and Number. Except when the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine and singular the plural.

12 10.6 Headings. The headings of Articles and Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of the Plan, the text shall control. 10.7 Invalidity. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be enforced and construed as if such provisions, to the extent invalid or unenforceable, had not been included. 10.8 Successors and Assigns. The provisions of the Plan shall bind and inure to the benefit of the Company and each Subsidiary and their successors and assigns, as well as each Participant and his or her successors. 10.9 Law Governing. Except as provided by any federal law, the provisions of the Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania. 10.10 Compliance With Section 409A of Code. This Plan is intended to comply with the provisions of section 409A of the Code, and shall be interpreted and construed accordingly. 276633974v.5